SUB-ITEM 77G

                   DEFAULTS AND ARREARS ON SENIOR SECURITIES


On 9/28/98 Acme Metals Inc. defaulted and remains in default thru 7/31/00 on a 10.875% senior security with a 12/15/07 maturity purchased by AIM High Yield Fund and AIM Income Fund (the "Portfolios"). The nature of the default was due to the Voluntary Chapter 11 bankruptcy of Acme Metals Inc. There were 28,939 bonds held by AIM High Yield Fund with a $1,000 face value of $28,939,000 and 3,240 bonds held by AIM Income Fund with a $1,000 face value of $3,240,000. The total face amount of defaulted securities that are held by both Portfolios is $32,179,000.

On 1/5/00 Imperial Home Decor defaulted and remains in default thru 7/31/00 on an 11% senior security with a 3/15/08 maturity purchased by AIM High Yield Fund. The nature of the default was due to the Voluntary Chapter 11 bankruptcy of Imperial Home Decor. There were 19,100 bonds held by AIM High Yield Fund with a $1,000 face value of $19,100,000. The total face amount of defaulted securities that are held by AIM High Yield Fund is $19,100,000.

On 3/15/00 Key Plastics defaulted and remains in default thru 7/31/00 on a 10.25% senior security with a 3/15/07 maturity purchased by AIM High Yield Fund, AIM High Yield Fund II and AIM Income Fund (the "Portfolios"). The nature of the default was due to the Voluntary Chapter 11 bankruptcy of Key Plastics. There were 23,770, 2,540 and 1,325 bonds held by AIM High Yield Fund, AIM High Yield Fund II and AIM Income Fund, respectively with a $1,000 face value of $23,770,000, $2,540,000 and $1,325,000, respectively. The total face amount of defaulted securities that are held by the Portfolios is $27,635,000.

On 5/15/00 Glenoit defaulted and remains in default thru 7/31/00 on an 11% senior security with a 4/15/07 maturity purchased by AIM High Yield Fund and AIM Income Fund (the "Portfolios"). The nature of the default was the filing of the pre-packaged bankruptcy plan of Glenoit. There were 24,915 bonds held by AIM High Yield Fund with a $1,000 face value of $24,915,000 and 2,310 bonds held by AIM Income Fund with a $1,000 face value of $2,310,000. The total face amount of defaulted securities that are held by the Portfolios is $27,225,000.